Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2021 Financial Results
Fourth Quarter Highlights
•Revenue grows 57% year-over-year to $197.1 million
•Calculated billings grows 70% year-over-year to $332.2 million
•Deferred revenue grows 71% year-over-year to $630.6 million
•GAAP net loss of $81.0 million compared to GAAP net loss of $49.5 million on a year-over-year basis
•Non-GAAP net income of $20.3 million compared to non-GAAP net income of $12.0 million on a year-over-year basis
SAN JOSE, California - September 9, 2021 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2021.
"We delivered outstanding results for the fourth quarter, with a record number of large deals across diverse sectors driving 57% revenue growth and 70% billings growth year over year, finishing the fiscal year with strong business momentum," said Jay Chaudhry, Chairman and CEO of Zscaler. “Enterprises of all sizes are adopting Zscaler’s Zero Trust Exchange to accelerate their secure digital transformation journey as they turn away from legacy castle-and-moat security. We continue to invest and innovate across all our product pillars and help our customers adopt a Zero Trust architecture designed to secure the cloud and mobile world.”

Fourth Quarter Fiscal 2021 Financial Highlights
•Revenue: $197.1 million, an increase of 57% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $67.4 million, or 34% of total revenue, compared to $44.9 million, or 36% of total revenue, in the fourth quarter of fiscal 2020. Non-GAAP income from operations was $20.6 million, or 10% of total revenue, compared to $12.4 million, or 10% of total revenue, in the fourth quarter of fiscal 2020.
•Net income (loss): GAAP net loss was $81.0 million, compared to $49.5 million in the fourth quarter of fiscal 2020. Non-GAAP net income was $20.3 million, compared to $12.0 million in the fourth quarter of fiscal 2020.
•Net income (loss) per share: GAAP net loss per share was $0.59, compared to $0.38 in the fourth quarter of fiscal 2020. Non-GAAP net income per share was $0.14, compared to $0.08 in the fourth quarter of fiscal 2020.
•Cash flow: Cash provided by operations was $44.7 million, or 23% of revenue, compared to $31.6 million, or 25% of revenue, in the fourth quarter of fiscal 2020. Free cash flow was $27.7 million, or 14% of revenue, compared to $10.9 million, or 9% of revenue, in the fourth quarter of fiscal 2020.
•Deferred revenue: $630.6 million as of July 31, 2021, an increase of 71% year-over-year.
•Cash, cash equivalents and short-term investments: $1,502.6 million as of July 31, 2021, an increase of $132.0 million from July 31, 2020.

Full Year Fiscal 2021 Financial Highlights
•Revenue: $673.1 million, an increase of 56% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $207.8 million, or 31% of total revenue, compared to $114.0 million, or 26% of total revenue, in fiscal 2020. Non-GAAP income from operations was $78.0 million, or 12% of total revenue, compared to $38.2 million, or 9% of total revenue, in fiscal 2020.
•Net income (loss): GAAP net loss was $262.0 million, compared to $115.1 million in fiscal 2020. Non-GAAP net income was $75.7 million, compared to $40.8 million in fiscal 2020.

•Net income (loss) per share: GAAP net loss per share was $1.93, compared to $0.89 in fiscal 2020. Non-GAAP net income per share was $0.52, compared to $0.30 in fiscal 2020.
•Cash flow: Cash provided by operations was $202.0 million, or 30% of revenue, compared to $79.3 million, or 18% of revenue, in fiscal 2020. Free cash flow was $143.7 million, or 21% of revenue, compared to $27.5 million, or 6% of revenue, in fiscal 2020.

Recent Business Highlights
•Hosted virtual Zenith Live 2021 across the Americas, Europe and Asia Pacific, with keynote participants from Accenture, Freddie Mac, HSBC and other global leaders in their space. The two-day summit also featured more than 50 cybersecurity training sessions, workshops, and panel discussions to help organizations adopt zero trust to secure work-from-anywhere, prevent cyberthreats and data loss, and improve the digital experience for users everywhere.
•Announced new integrations with ServiceNow, the leading digital workflow company, allowing customers to further benefit from zero trust architecture by gaining control of sensitive cloud-based data and enabling fast threat detection and response as they accelerate their secure digital transformation journey.
•Selected as a key partner for the new Zero Trust Architecture Project by the National Institute of Standards and Technology (NIST)’s National Cybersecurity Center of Excellence (NCCoE). Zscaler will work alongside the NCCoE and other top Federal IT vendors on innovative approaches for implementing zero trust architecture.
•The Zscaler ThreatLabZ research team leveraged unique data from the Zscaler cloud to reveal the current state of IoT malware on devices still connected inside empty office campuses during the pandemic. The Zscaler Zero Trust Exchange successfully blocked more than 800 IoT malware attacks per hour against these devices alone, representing a 700% increase in attacks year-over-year.

Change in Non-GAAP Measures Presentation
Effective August 1, 2020, the beginning of our fiscal year ending July 31, 2021, we have presented employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense in our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results because they are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise may vary from period to period independent of the operating performance of our business. Prior periods amounts have been recasted to conform to this presentation.
Financial Outlook
For the first quarter of fiscal 2022, we expect:
•Total revenue of $210 million to $212 million
•Non-GAAP income from operations of $18 million to $19 million
•Non-GAAP net income per share of approximately $0.12, assuming approximately 148 million common shares outstanding
For the full year fiscal 2022, we expect:
•Total revenue of $940 million to $950 million
•Calculated billings of $1,230 million to $1,250 million
•Non-GAAP income from operations of $85 million to $90 million
•Non-GAAP net income per share of $0.52 to $0.56, assuming approximately 149 million to 150 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, certain litigation-related expenses, amortization of debt discount and issuance costs and income tax effects generated by intangible assets acquired in business acquisitions. Guidance for non-GAAP net income per share includes the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes issued in June 2020. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter fiscal 2021 earnings results and outlook for its first quarter of fiscal 2022 and full year fiscal 2022 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, September 9, 2021
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in number:	918-922-3018

Upcoming Conferences
First quarter of fiscal 2022 virtual investor conference participation schedule:
•Deutsche Bank Technology Conference
Friday, September 10, 2021
•Piper Sandler Global Technology Conference
Tuesday, September 14, 2021
•Citi's 2021 Global Technology Virtual Conference
Wednesday, September 15, 2021

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2022 and full year fiscal 2022. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: the duration and global impact of COVID-19 on our business, operations and financial results and the economy in general; our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the three months ended April 30, 2021 filed on June 3, 2021, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts

Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2021	2020	2021	2020
Revenue	$197,074	$125,887	$673,100	$431,269
Cost of revenue (1) (2)	45,478	31,358	150,317	95,733
Gross profit	151,596	94,529	522,783	335,536
Operating expenses:
Sales and marketing (1) (2)	136,385	89,222	459,407	277,981
Research and development (1) (2)	56,180	32,785	174,653	97,879
General and administrative (1) (3) (4)	26,428	17,409	96,535	73,632
Total operating expenses	218,993	139,416	730,595	449,492
Loss from operations	(67,397)	(44,887)	(207,812)	(113,956)
Interest income	524	1,072	2,812	6,477
Interest expense (5)	(13,634)	(5,025)	(53,364)	(5,025)
Other income (expense), net	329	(252)	1,186	(224)
Loss before income taxes	(80,178)	(49,092)	(257,178)	(112,728)
Provision for income taxes	845	457	4,851	2,388
Net loss	$(81,023)	$(49,549)	$(262,029)	$(115,116)
Net loss per share, basic and diluted	$(0.59)	$(0.38)	$(1.93)	$(0.89)
Weighted-average shares used in computing net loss per share, basic and diluted	137,778	131,660	135,654	129,323
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$5,033	$3,117	$15,272	$7,851
Sales and marketing	42,957	32,054	144,273	71,468
Research and development	25,558	13,458	73,238	31,937
General and administrative	12,395	7,351	45,779	18,380
Total	$85,943	$55,980	$278,562	$129,636
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$1,958	$1,272	$6,468	$2,030
Sales and marketing	108	50	327	74
Research and development	—	—	—	1,280
Total	$2,066	$1,322	$6,795	$3,384

(3) Includes asset impairment related to facility exit as follows:	$—	$—	$416	$746

(4) Includes litigation-related expenses as follows:	$—	$3	$—	$18,356

(5) Includes amortization of debt discount and issuance costs as follows:	$13,274	$4,885	$51,923	$4,885

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$275,898	$141,851
Short-term investments	1,226,654	1,228,722
Accounts receivable, net	257,109	147,584
Deferred contract acquisition costs	57,373	32,240
Prepaid expenses and other current assets	31,269	31,396
Total current assets	1,848,303	1,581,793
Property and equipment, net	108,576	75,734
Operating lease right-of-use assets	44,339	36,119
Deferred contract acquisition costs, noncurrent	149,657	77,675
Acquired intangible assets, net	32,129	24,024
Goodwill	58,977	30,059
Other noncurrent assets	15,650	8,054
Total assets	$2,257,631	$1,833,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,547	$5,233
Accrued expenses and other current liabilities	22,908	16,361
Accrued compensation	93,622	49,444
Deferred revenue	571,286	337,263
Operating lease liabilities	19,842	15,600
Total current liabilities	720,205	423,901
Convertible senior notes, net	913,538	861,615
Deferred revenue, noncurrent	59,315	32,504
Operating lease liabilities, noncurrent	31,225	28,023
Other noncurrent liabilities	4,453	2,586
Total liabilities	1,728,736	1,348,629
Stockholders’ Equity
Common stock	139	133
Additional paid-in capital	1,131,006	823,804
Accumulated other comprehensive income (loss)	(650)	463
Accumulated deficit	(601,600)	(339,571)
Total stockholders’ equity	528,895	484,829
Total liabilities and stockholders’ equity	$2,257,631	$1,833,458

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended
	July 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(262,029)	$(115,116)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	29,663	17,734
Amortization expense of acquired intangible assets	6,795	3,384
Amortization of deferred contract acquisition costs	40,558	24,922
Amortization of debt discount and issuance costs	51,923	4,885
Non-cash operating lease costs	20,995	13,555
Stock-based compensation expense	258,535	121,395
Amortization of investments purchased at a premium	11,715	50
Deferred income taxes	(2,406)	(1,172)
Impairment of assets	416	746
Other	307	321
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(111,605)	(54,222)
Deferred contract acquisition costs	(137,673)	(65,052)
Prepaid expenses, other current and noncurrent assets	(3,388)	(13,580)
Accounts payable	7,451	862
Accrued expenses, other current and noncurrent liabilities	6,532	2,292
Accrued compensation	43,877	27,900
Deferred revenue	262,425	118,017
Operating lease liabilities	(22,051)	(7,604)
Net cash provided by operating activities	202,040	79,317
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(48,165)	(43,072)
Capitalized internal-use software	(10,132)	(8,737)
Payments for business acquisitions, net of cash acquired	(40,530)	(39,601)
Purchases of strategic investments	(3,077)	(2,000)
Purchases of short-term investments	(815,480)	(1,255,629)
Proceeds from maturities of short-term investments	785,217	289,785
Proceeds from sale of short-term investments	22,499	21,092
Net cash used in investing activities	(109,668)	(1,038,162)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	18,221	21,602
Proceeds from issuance of common stock under the employee stock purchase plan	25,704	15,333
Payment of deferred consideration related to a business acquisition	(2,250)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,130,522
Purchases of capped calls related to convertible senior notes	—	(145,245)
Net cash provided by financing activities	41,675	1,022,212
Net increase in cash and cash equivalents (1)	134,047	63,367
Cash and cash equivalents at beginning of period (1)	141,851	78,484
Cash and cash equivalents at end of period (1)	$275,898	$141,851
_________
(1) We did not hold restricted cash for any periods presented.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2021	2020	2021	2020

Revenue	$197,074	$125,887	$673,100	$431,269

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$151,596	$94,529	$522,783	$335,536
Add:
Stock-based compensation expense and related payroll taxes	5,033	3,117	15,272	7,851
Amortization expense of acquired intangible assets	1,958	1,272	6,468	2,030
Non-GAAP gross profit	$158,587	$98,918	$544,523	$345,417
GAAP gross margin	77%	75%	78%	78%
Non-GAAP gross margin	80%	79%	81%	80%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(67,397)	$(44,887)	$(207,812)	$(113,956)
Add:
Stock-based compensation expense and related payroll taxes	85,943	55,980	278,562	129,636
Litigation-related expenses	—	3	—	18,356
Amortization expense of acquired intangible assets	2,066	1,322	6,795	3,384
Asset impairment related to facility exit (1)	—	—	416	746
Non-GAAP income from operations	$20,612	$12,418	$77,961	$38,166
GAAP operating margin	(34)%	(36)%	(31)%	(26)%
Non-GAAP operating margin	10%	10%	12%	9%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2021	2020	2021	2020
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(81,023)	$(49,549)	$(262,029)	$(115,116)
Stock-based compensation expense and related payroll taxes	85,943	55,980	278,562	129,636
Litigation-related expenses	—	3	—	18,356
Amortization of debt discount and issuance costs	13,274	4,885	51,923	4,885
Amortization expense of acquired intangible assets	2,066	1,322	6,795	3,384
Asset impairment related to facility exit (1)	—	—	416	746
Provision for income taxes (2)	—	(620)	—	(1,110)
Non-GAAP net income	$20,260	$12,021	$75,667	$40,781

GAAP net loss per share, diluted	$(0.59)	$(0.38)	$(1.93)	$(0.89)
Stock-based compensation expense and related payroll taxes	0.59	0.40	1.92	0.94
Litigation-related expenses	—	—	—	0.13
Amortization of debt discount and issuance costs	0.09	0.03	0.36	0.04
Amortization expense of acquired intangible assets	0.01	0.01	0.05	0.02
Asset impairment related to facility exit (1)	—	—	—	0.01
Provision for income taxes (2)	—	—	—	(0.01)
Adjustment to total fully diluted earnings per share (3)	0.04	0.02	0.12	0.06
Non-GAAP net income per share, diluted	$0.14	$0.08	$0.52	$0.30

Denominator:
Weighted-average shares used in computing GAAP net loss per share, diluted	137,778	131,660	135,654	129,323
Potentially diluted shares	9,869	9,805	10,361	8,911
Antidilutive impact of capped call transactions (4)	(1,973)	—	(1,167)	—
Weighted-average shares used in computing non-GAAP net income per share, diluted	145,674	141,465	144,848	138,234
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended April 30, 2020 and July 31, 2020, we recorded a tax benefit of $0.5 million and $0.6 million, respectively, associated with intangible assets recognized as a result of our acquisitions of Cloudneeti Corporation and Edgewise Networks Inc., respectively.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of our convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2021	2020	2021	2020
Calculated Billings
Revenue	$197,074	$125,887	$673,100	$431,269
Add: Total deferred revenue, end of period	630,601	369,767	630,601	369,767
Less: Total deferred revenue, beginning of period	(495,434)	(300,791)	(369,767)	(251,202)
Calculated billings	$332,241	$194,863	$933,934	$549,834

Free Cash Flow
Net cash provided by operating activities	$44,736	$31,635	$202,040	$79,317
Less: Purchases of property, equipment and other assets	(13,950)	(18,279)	(48,165)	(43,072)
Less: Capitalized internal-use software	(3,085)	(2,441)	(10,132)	(8,737)
Free cash flow	$27,701	$10,915	$143,743	$27,508
As a percentage of revenue:
Net cash provided by operating activities	23%	25%	30%	18%
Less: Purchases of property, equipment and other assets	(7)%	(14)%	(7)%	(10)%
Less: Capitalized internal-use software	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	14%	9%	21%	6%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Effective August 1, 2020, the beginning of our fiscal year ending July 31, 2021, we have presented employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense in our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results as these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Prior period amounts have been recasted to conform to this presentation. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of our core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from our convertible senior notes are excluded because they are non-cash expenses and are not reflective of our ongoing operational performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, certain litigation-related expenses, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period and the antidilutive impact of the capped call transactions entered into in connection with our convertible senior notes issued in June 2020.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.